Exhibit 99.1

TranS1 Inc. Announces Closing of Acquisition of Baxano, Inc. and Financing Transaction; Changes Name to Baxano Surgical, Inc.

Trading under new ticker symbol “BAXS” to begin June 3, 2013

Completes financing of $17.2M at $2.28/share

Two directors and Vice President of Operations appointed from former Baxano, Inc.

Combined company assumes Baxano, Inc.’s credit facility

RALEIGH, NC — (GLOBE NEWSWIRE)—May 31, 2013—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing, and marketing products to treat degenerative conditions of the spine affecting the lumbar region, today announced that it has completed its acquisition of Baxano, Inc. (“Baxano”), a privately-held medical device company that manufactures and markets the iO-Flex® system utilized in standard spinal decompression surgery and is developing the iO-TomeTM system, a precision facetectomy instrument.

“The creation of the new Baxano Surgical completes our transition to a high growth medical device company focused on minimally invasive spinal procedures, the fastest area of growth in the spine market. The increased scale of the combined company allows us to offer our surgeon customers a suite of proprietary and differentiated products,” said Ken Reali, President and Chief Executive Officer of the new Baxano Surgical, Inc. “Through the continued market penetration of iO-Flex and VEO and the re-launch of AxiaLIF we expect to drive the company into its next phase of growth. We are excited to begin executing on our vision and strategy of becoming a leader in the minimally invasive spine market.”

Closing of Merger and Financing Transaction

Under the terms of the merger agreement (the “Merger Agreement”), RacerX Acquisition Corp., a wholly-owned subsidiary of TranS1 Inc. (“TranS1” or “the Company”), merged with and into Baxano, with Baxano remaining as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, the Company issued an aggregate of approximately 10.3 million shares of the Company’s common stock as merger consideration (valued at approximately $20.1 million based on the May 30, 2013 closing price).

At the closing of the Merger, each outstanding share of capital stock of Baxano was cancelled and extinguished and converted into the right to receive a portion of the merger consideration in accordance with the Merger Agreement. Each promissory note of Baxano that was convertible into capital stock of Baxano (each a “Baxano Note”) was terminated at closing of the Merger, and the holders of such Baxano Notes are entitled to receive merger consideration in accordance with the Merger Agreement. All stock option plans or other stock or equity-related plans of Baxano, all employee stock purchase plans, each outstanding option to purchase common stock of Baxano, whether vested or unvested, and each warrant to acquire capital stock of Baxano were terminated prior to the closing of the Merger.

Effective May 31, 2013, following the closing of the Merger, TranS1 merged the wholly-owned subsidiary created by the Merger with and into the Company and changed the name of the Company to Baxano Surgical, Inc. The Company’s common stock is expected to begin trading under the new trading symbol “BAXS” on June 3, 2013. In addition, the Company’s common stock now trades under a new CUSIP number, 071773 105.

Contemporaneously with the closing of the Merger, and in accordance with the terms of a Securities Purchase Agreement, the Company issued and sold to certain investors approximately 7.5 million shares of the Company’s common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to the Company of $17.2 million.

Also in connection with the Merger, the Company assumed and became the borrower under Baxano’s existing secured credit facility provided by Oxford Finance LLC and Silicon Valley Bank. The credit facility consists of a $3 million term loan accruing interest at a fixed rate of 6.72% and is secured by a first priority security interest in substantially all of the Company’s personal property other than intellectual property. The credit facility has a maturity date of May 2016.

Changes to the Board of Directors and Management

In order to facilitate the composition of the Board of Directors of the Company (the “Board”) required by the Merger Agreement, Jeffrey Fischgrund, M.D. resigned as a Class III member of the Board and was reappointed as a Class II member of the Board effective as of May 31, 2013; Michael Carusi and Jonathan Osgood tendered their resignations as members of the Board effective as of May 31, 2013; and the Board appointed former Baxano directors Russell C. Hirsch, M.D., Ph.D. and Roderick A. Young to serve as Class III members of the Board effective as of May 31, 2013.

Dr. Hirsch, 50, has been a Managing Director of Prospect Venture Partners, a venture capital firm, since February 2001. From June 1992 to December 2000, he was a member of the Healthcare Technology Group at Mayfield Fund, a venture capital firm. Dr. Hirsch previously served as a member of the boards of directors of Hansen Medical, Inc. from 2002 to 2012, Portola Pharmaceuticals, Inc. from 2003 to 2013, AVEO Pharmaceuticals, Inc. from 2002 to 2011, and Visiogen from 2003 to 2009. Dr. Hirsch holds a B.A. in Chemistry from the University of Chicago and a Ph.D. in Biochemistry and an M.D. from the University of California, San Francisco.

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Mr. Young, 69, has been a venture partner of Three Arch Partners, a venture capital firm, since May 2006. He has served as a director of LipoScience, Inc., a medical diagnostics company, since 2008 and serves on the audit committee and compensation committee of the board. He served as a director of North American Scientific, Inc., a medical device company, from 2006 to 2009. He also represents Three Arch Partners as a director on two private company boards. From 2003 to 2005, Mr. Young was president and chief executive officer of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was president and chief executive officer of Targesome, Inc., a biotechnology company, from 1998 to 2002. Prior to Targesome, Mr. Young also served as chairman and chief executive officer of General Surgical Innovations, a medical device company; president and chief executive officer of Focus Surgery; president of Toshiba America MRI; and president and chief operating officer of Diasonics. Mr. Young received a B.S. degree in industrial engineering from Stanford University and an M.B.A. degree from Harvard Business School.

In connection with the Merger, Greg Welsh, the former Vice President of Operations of Baxano, was appointed as Vice President of Operations of the Company effective as of May 31, 2013. Mr. Welsh, 50, was Vice President of Operations of Baxano from January 2013 through May 31, 2013. At Baxano, Mr. Welsh previously served as Vice President of Manufacturing from January 2012 to January 2013, Senior Director of Operations from August 2009 to January 2012, and Director of Operations from March 2008 to August 2009. Prior to joining Baxano, Mr. Welsh served as Director of Production at Avantis Medical Systems from 2007 to 2008 and held various senior management positions at Cierra from 2006 to 2007 and Boston Scientific/Target Therapeutics from 1996 to 2006.  From 1988 to 1996, Mr. Welsh served in various engineering, supervisory, and project leadership roles at Edwards, a division of Baxter Healthcare.  Mr. Welsh holds a B.S. degree in Mechanical Engineering from Cal Poly San Luis Obispo and holds a Management Development Program Certificate from the School of Business at University of Southern California.

2013 Annual Meeting Date

In light of the timing of the special meeting of stockholders on May 31, 2013, the Board has approved August 20, 2013 as the date of the 2013 annual meeting of stockholders (the “2013 Annual Meeting”). The Board has also approved July 3, 2013 as the record date for determining stockholders of record entitled to vote at the 2013 Annual Meeting. Because the date of the 2013 Annual Meeting is more than 30 days after the anniversary date of the Company’s annual meeting of stockholders in 2012, the Company is informing stockholders of changes to the deadlines for submitting stockholder proposals and candidates for nomination to the Board.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting, the proposal must be received at the Company’s corporate offices on or before June 10, 2013. Any such proposal also must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission.

For a stockholder proposal or director nomination that is not intended to be included in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting, written notice must be received by the Company’s Corporate Secretary at the Company’s corporate office at Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, NC 27615, no later than the close of business on June 10, 2013. Any such proposal must also comply with the advance notice procedures and other requirements set forth in Article II of the Amended and Restated Bylaws of the Company.

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About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lumbar fusion, the VEOTM lateral access and interbody fusion system, and the iO-Flex® system, a proprietary minimally invasive set of flexible instruments allowing surgeons to target lumbar spinal stenosis during spinal decompression procedures in all three regions of the spine: central canal, lateral recess, and neural foramen. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. Factors that could cause actual results to differ materially from those described include, but are not limited to, the ability to successfully integrate the combined company after the Merger, the effect on the Company’s business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company's expectations as of the date of this press release and speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise.

CONTACT:

Investors:

Baxano Surgical, Inc.

Joseph P. Slattery, 919-825-0868

Executive Vice President and Chief Financial Officer

or

Westwicke Partners

Mark Klausner, 443-213-0501

baxano@westwicke.com

Source: Baxano Surgical, Inc.

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